                                                                     EXHIBIT 4.4

                               BPI INDUSTRIES INC.

     ACKNOWLEDGMENT OF RECEIPT OF CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

                                 No. ___________

The undersigned, as a condition to the receipt of the Confidential Private Placement Memorandum of BPI Industries Inc. dated December __, 2004 (the "Memorandum"), represents and agrees as follows:

      I acknowledge receipt of the numbered Memorandum. I acknowledge that the Memorandum is furnished to me on a confidential basis solely for the purpose of enabling me to evaluate whether to subscribe for the Units offered by BPI (the "Offering") and I agree not to further distribute it except to my legal, financial and other personal advisors, if any, who will use the Memorandum on my behalf solely for purposes of evaluating the Offering. Any reproduction or distribution of the Memorandum, in whole or in part, or the disclosure of the contents for any other purpose is prohibited. By accepting the Memorandum, I agree to be bound by all terms and conditions specified therein.

EXECUTION OF THIS DOCUMENT DOES NOT INDICATE ANY INTENT TO SUBSCRIBE FOR OR PURCHASE THE SECURITIES OFFERED IN THE MEMORANDUM.

Dated: _____________________, 2004

________________________________________
                (Signature)

________________________________________
                  (Name)

________________________________________
                 (Address)

________________________________________
                 (Address)

________________________________________
             (City, State, Zip)

        THIS DOCUMENT MUST BE SIGNED AT THE TIME YOU RECEIVE THE ATTACHED CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM AND RETURNED TO THE PLACEMENT AGENT.

                               BPI INDUSTRIES INC.

REMITTANCE INSTRUCTIONS

For Investor: ___________________

Amount of Investment: $____________________

PLEASE CHECK ONE OF THE OPTIONS BELOW TO INDICATE YOUR METHOD OF PAYMENT, SIGN AND DATE THE FORM, AND RETURN IT TO SANDERS MORRIS HARRIS, WITH REMITTANCE IF APPROPRIATE. YOUR REMITTANCE MUST BE RECEIVED NO LATER THAN DECEMBER 31, 2004, UNLESS THE DATE FOR PAYMENT IS EXTENDED.

================================================================================

_____ I have an account with Sanders Morris Harris and wish to pay the amount of my investment from such account:

                  To Sanders Morris Harris Inc.: Please accept this letter as your authorization to pay $_______________ to "BPI Industries Inc. Escrow Account" from my account number ________________.

================================================================================

_____ Attached is my check payable to "BPI Industries Inc. Escrow Account" in the amount of my investment.

================================================================================

_____ I will wire the amount of my investment on (date) ______________, using the following wiring instructions:

      [REDACTED]

Signed: ________________________________________________     Dated: ____________

                                Registered Owner

           Please include this form with your subscription documents.

                                                    ____________________________
                                                                Name of Investor

                               BPI INDUSTRIES INC.

                         CONFIDENTIAL PRIVATE PLACEMENT

                             SUBSCRIPTION DOCUMENTS

                               BPI INDUSTRIES INC.

                          INSTRUCTIONS FOR SUBSCRIBING

      A Subscription Agreement to subscribe to purchase Units of BPI Industries Inc. (the "Company"), a British Columbia corporation, is attached. Each Unit is comprised of two shares of common stock, without par value (the "Common Stock"), and one warrant (the "Investor Warrant") as described in the Memorandum. Please follow these instructions:

      1. Please read the entire Subscription Agreement before you sign it.

      2. Please complete and sign the Signature Page on the Subscription Agreement.

      3. Be sure to indicate in the space provided on the Signature Page the dollar amount for the aggregate number of Units for which you wish to subscribe. Please note the minimum subscription is $100,000.

      4. Please complete and sign the Purchaser's Questionnaire. Please answer all questions fully and completely. Subscribers that are corporations, partnerships, limited liability companies, trusts, or estates should also provide the documents requested on the following page.

      5. Attach a certified or bank check, payable to the order of "BPI Industries Inc. Escrow Account" in the amount of the full subscription price for the Units subscribed. Alternatively, you may make arrangements to wire funds to the Escrow Agent by contacting Julie Eicher at 713-220-5172.

      6. Forward the Subscription Agreement, the Purchaser's Questionnaire, and your check (if paying by check) to: Sanders Morris Harris Inc., 600 Travis St., Suite 3100, Houston, Texas 77002, Attention: Julie Eicher.

      If you have any questions with regard to this procedure, please contact Julie Eicher at 713-220-5172.

                      NOTICE TO CORPORATIONS, PARTNERSHIPS,
                 LIMITED LIABILITY COMPANIES, TRUSTS AND ESTATES

1.    CORPORATIONS:

Please provide a copy and the filing date of the certificate or articles of incorporation and bylaws, as amended to date, and a corporate resolution authorizing the subscription for the Interest and giving authority to the person(s) signing the subscription documentation to do so.

2.    PARTNERSHIPS:

Please provide a copy of the partnership agreement, as amended to date, showing the date of formation and giving evidence of authority of the person(s) signing the subscription documentation to do so.

3.    LIMITED LIABILITY COMPANIES

Please provide a copy of the certificate of formation or articles of organization and operating agreement or regulations, as amended to date, showing the date of formation and giving evidence of the authority of the person(s) signing the subscription documentation to do so.

4.    TRUSTS:

Please provide a copy of the trust agreement, as amended, showing the date of formation and giving evidence of the authority of the person(s) signing the subscription documentation to do so.

5.    ESTATES:

Please provide a copy of the Will, including and codicils thereto and current Letters Testamentary, and any and all amendments thereto, giving evidence of the authority of the person(s) signing the subscription documentation to do so.

NOTE: If current documents have previously been provided to, or are on file with, Sanders Morris Harris Inc., please provide the date on which and the offering with respect to which they were provided.

NOTE: Because the Company is a British Columbia corporation and is listed on the TSX Venture Exchange, all subscribers who are not natural persons must complete Form 1 - "Corporate Placee Registration Form" for filing with the TSX Venture Exchange. Form 1 follows the Subscription Agreement.

                            PERSONAL AND CONFIDENTIAL

THE COMMON STOCK AND INVESTOR WARRANTS WHICH COMPRISE THE UNITS OF BPI INDUSTRIES INC ("BPI" OR THE "COMPANY") CONSTITUTE SECURITIES THAT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE APPLICABLE SECURITIES LAWS OF ANY STATE, OR THE SECURITIES LAWS OF CANADA, BRITISH COLUMBIA, OR ANY OTHER PROVINCE. NEITHER THE COMMON STOCK, NOR THE INVESTOR WARRANTS NOR THE SHARES ISSUABLE ON EXERCISE OF THE INVESTORS WARRANTS (THE "WARRANT SHARES") MAY

      (A) AT ANY TIME, BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED IN THE UNITED STATES WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE LAWS, OR DELIVERY TO BPI OF AN OPINION OF LEGAL COUNSEL SATISFACTORY TO BPI THAT SUCH REGISTRATION IS NOT REQUIRED.

      (B) PURSUANT TO CANADIAN SECURITIES LEGISLATION AND THE REGULATIONS OF THE TSX-VENTURE EXCHANGE, BE OFFERED FOR SALE, SOLD, OR OTHERWISE TRANSFERRED TO ANYONE, ANYWHERE, UNTIL FOUR MONTHS AFTER CLOSING OF THE OFFERING EXCEPT AS PERMITTED UNDER THE BRITISH COLUMBIA SECURITIES ACT AND SECURITIES RULES.

RESTRICTIONS ON TRANSFER WILL BE IMPRINTED ON THE DOCUMENTS EVIDENCING THE SECURITIES TO THE FOREGOING EFFECTS.

FOR MORE COMPLETE INFORMATION ON RESALE RESTRICTIONS, REFERENCE IS MADE TO THE MEMORANDUM UNDER THE CAPTION "PLAN OF DISTRIBUTION - LIMITATIONS ON RESALE."

THE PURCHASE OF THE UNITS INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN BEAR THE RISK OF LOSING THEIR ENTIRE INVESTMENT

                               BPI INDUSTRIES INC.

              Units - Shares of Common Stock and Investor Warrants

                             SUBSCRIPTION AGREEMENT

BPI Industries Inc.
Attention:  Keith G. Ebert
885 West Georgia Street, Suite 1500
Vancouver, British Columbia V6C 3E8

Ladies and Gentlemen:

      This will confirm my agreement to become a stockholder of BPI Industries Inc. ("BPI") and to purchase Units of BPI, each Unit consisting of two shares of common stock, without par value (the "Common Stock"), of the Company and one warrant to purchase one share of Common Stock (the "Investor Warrant"). I/we hereby acknowledge receipt of the Confidential

Private Placement Memorandum dated December __, 2004 (the "Memorandum"), with respect to BPI. The Memorandum describes the terms under which the Units are offered to subscribers.

      1. SUBSCRIPTION AND SALE.

      1.1 Subscription. Subject to the terms and conditions of this Agreement and the provisions of the Memorandum, I/we irrevocably subscribe for, and agree to purchase the number of Units of BPI for the subscription price indicated on the Signature Page. I am/we are tendering to BPI (a) a completed, signed, and dated copy of this Agreement, (b) a completed, signed, and dated Purchaser's Questionnaire, and (c) a certified check or bank check in the amount of the subscription price (or I am/we are concurrently wire transferring such amount to the Escrow Agent).

      1.2 Acceptance or Rejection of Subscription. All funds tendered by me/us will be held in a segregated subscription account pending acceptance or rejection of this Agreement and the closing of my/our purchase of the Units. This Agreement will either be accepted, in whole or in part, subject to the prior sale of the Units, or rejected, by BPI as promptly as practicable. If this Agreement is accepted only in part, I/we agree to purchase such smaller number of Units as BPI determines to sell to me/us. If this Agreement is rejected for any reason, including the termination of the offering of the Units by BPI, this Agreement and all funds tendered with it will be promptly returned to me/us, without interest or deduction of any kind, and this Agreement will be void and of no further force or effect. Deposit and collection of the check tendered, or receipt of funds wired, with this Agreement will not constitute acceptance of this Agreement.

      1.3 Closing. Subscriptions will be accepted at one or more closings, as described in the Memorandum. On closing, the subscription evidenced hereby, if not previously rejected, will, in reliance on my/our representations and warranties, be accepted, in whole or in part, and BPI will execute a copy of this Agreement and return it to me/us. If my/our subscription is accepted only in part, this Agreement will be marked to indicate such fact, and BPI will return to me/us the portion of the funds tendered by me/us representing the unaccepted portion of my/our subscription, without interest or deduction of any kind. The Units subscribed for will not be deemed to be issued to, or owned by, me/us until BPI has accepted this Agreement.

      2. REPRESENTATIONS, WARRANTIES, AND COVENANTS OF THE PURCHASER. I/we represent, warrant, and covenant to BPI that:

      2.1 General:

            (a) If I am a natural person, I have the legal capacity and all requisite authority to enter into, execute, and deliver the Transaction Documents, to purchase the Units, and to perform all the obligations required to be performed by me thereunder. If we are a corporation, partnership, limited liability company, trust, estate, or other entity, we are authorized to purchase the Units and otherwise to comply with our obligations under the Transaction Documents. The person signing this Agreement on behalf of such entity is duly authorized by such entity to do so. The Transaction Documents are my/our valid and binding agreements and enforceable against me/us in accordance with their terms.

            (b) My/our principal residence is in the jurisdiction indicated herein, or if we are a corporation, partnership, limited liability company, trust, estate, or other entity, we are organized and qualified under the law of the state indicated below and I/we have no intention of becoming a resident or domiciliary of any jurisdiction other than the one indicated by our address. I/we are not resident in British Columbia.

            (c) I am/we are subscribing to purchase the Units solely for my/our own account, for investment, and not with a view to, or for resale in connection with, any distribution. I am/we are not acquiring the Units as an agent or otherwise for any other person.

      2.2 Information Concerning the Offering:

            (a) I/we have received, carefully read, and understood the Memorandum. I/we have not been furnished any offering literature other than the Memorandum and the Exhibits attached thereto and have relied only on the information contained therein and my/our own due diligence efforts and inquiries with respect to the Offering. The Units were not offered to me/us by any means of general solicitation or general advertising.

            (b) I/we understand that the Offering is being made without registration of the Units under the Securities Act of 1933, as amended (the "Act"), or any state securities or blue sky laws, or the British Columbia Securities Act and Securities Rules or any other Canadian securities legislation, in reliance on exemptions from such registration, and that such reliance is based in part on my representations and warranties set forth in this Section 2 and on the information set forth in the Purchaser's Questionnaire tendered by me/us to BPI with this Agreement.

            (c) In formulating a decision to invest in the Units, I/we (and my/our Purchaser Representative (as defined in Rule 501(h) of Regulation D under the Act), if any) have been given the opportunity to ask questions of, and to obtain any information necessary to permit me to verify the accuracy of the information set forth in the Memorandum from, representatives of BPI and have been furnished all such information so requested. I/we have not relied or acted on the basis of any representations or other information purported to be given on behalf of BPI except as set forth in the Memorandum (it being understood that no person has been authorized by BPI to furnish any representations or other information except as set forth in the Memorandum).

            (d) I/we understand that the purchase of the Units involves various risks and that an investment in BPI should be regarded as speculative and involving a high degree of risk. I am/we are fully aware of the nature of my investment in BPI and the lack of liquidity of an investment in the Units pursuant to the Offering, because the shares, the Investor Warrants, and the shares issuable on exercise of the Investor Warrants (the "Warrant Shares") may not be sold, transferred, or otherwise disposed of in the United States except pursuant to an effective registration statement under the Act or an exemption from such registration, and that in the absence of such registration or exemption, the Units and their constituent securities must be held indefinitely. I/we have read the disclosures in the Memorandum concerning limitations on resale concerning such matters and the separate limitations on resale imposed by Canadian legislation.

            (e) I/we understand that no federal or state agency, securities commission, or similar regulatory agency has reviewed or passed upon the Units of BPI, the merits of the offering. or made any finding or determination concerning the fairness or advisability of an investment in BPI.

      2.3 Status of Subscriber, Additional Information:

            (a) If we are a corporation, partnership, limited liability company, trust, estate, or other entity, we are an "accredited investor," as that term is defined in Rule 501(a) of Regulation D under the Act (see the Purchaser's Questionnaire for a list of the types of accredited investors) and meet the experience standards set forth in Section 2.3(b) below. If I am a natural person, I am at least 21 years of age and am an "accredited investor" and meet the experience standards set forth in Section 2.3(b) below.

            (b) I (together with my Purchaser Representative, if any), or if we are a corporation, partnership, limited liability company, trust, estate, or other entity, we by and through our officers, directors, trustees, managers, partners, employees, or other advisors, (i) are experienced in evaluating companies such as BPI, (ii) have determined that the Units are a suitable investment for me/us, and (iii) have such knowledge, skill, and experience in business, financial, and investment matters so that I am/we are capable of evaluating the merits and risks of an investment in the Units. To the extent necessary, I/we have retained, at my/our expense, and relied upon, appropriate professional advice regarding the investment, tax, and legal merits and consequences of this Agreement and owning the Units, and I/we and my/our advisers or representatives have investigated my/our investment in BPI to the extent I/we and they have deemed advisable. I/we have the financial ability to bear the economic risks of our entire investment for an indefinite period and no need for liquidity with respect to our investment in BPI, and, if I a natural person, I have adequate means for providing for my current needs and personal contingencies.

            (c) I/we agree to furnish any additional information requested to assure compliance with the Act and state securities laws, and Canadian legislation, in connection with the purchase and sale of the Units. If there is any material change in the information I/we are furnishing hereunder prior to the date this Agreement is accepted, I/we will immediately furnish such revised or corrected information to BPI.

      2.4 Restrictions on Transfer or Sale of the Common Stock, Investor Warrants, and Warrant Shares:

            (a) I /we will not sell, assign, pledge, give, transfer, or otherwise dispose of any the Units, the Common Stock, the Investor Warrants, the Warrant Shares, or any interest therein, or make any offer or attempt to do any of the foregoing, except pursuant to a registration of the resale of such securities under the Act and applicable state securities laws, or in a transaction that is exempt from the registration provisions of Canadian legislation, the Act, and any applicable state securities laws. I/we understand that BPI will not be under any obligation to register the resale of the securities under the Act or any state securities law (except as provided in the Registration Rights Agreement (as hereinafter defined)) or to comply with the terms of any exemption provided under the Act or any state securities law or Canadian legislation.

            (b) I/we have not offered or sold any portion of my/our Units and have no present intention of dividing my/our Units with others or of reselling or otherwise disposing of any portion thereof either currently or after the passage of a fixed or determinable period of time or upon the occurrence or nonoccurrence of any predetermined event or circumstance.

      2.5 Independent Nature of Investor's Obligations and Rights. My/our obligations under this Agreement, the Registration Rights Agreement, and any other documents delivered in connection herewith and therewith (collectively, the "Transaction Documents") are several and not joint with the obligations of any other purchaser of the Units, and I/we shall not be responsible in any way for the performance of the obligations of any other purchaser of Units. My/our decision to purchase Units pursuant to the Transaction Documents has been made by me/us independently of any other purchaser. Nothing contained herein or in any Transaction Document, and no action taken by any purchaser of Units pursuant thereto, shall be deemed to constitute such purchasers as a partnership, an association, a joint venture, or any other kind of entity, or create a presumption that the purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Document. I/we acknowledge that no other purchaser has acted as agent for me/us in connection with making my/our investment hereunder and that no other purchaser will be acting as my/our agent in connection with monitoring my/our investment in the Units or enforcing my/our rights under the Transaction Documents. I/we shall be entitled to independently protect and enforce my/our rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other purchaser to be joined as an additional party in any proceeding for such purpose.

      2.6 Due Authority, Etc. If we are a corporation, partnership, limited liability company, trust, estate, or other entity: (a) we are duly organized, validly existing, and in good standing under the laws of the jurisdiction of our formation and have all requisite power and authority to own our properties and assets and to carry on our business, and at BPI's request, will furnish it with copies of our organizational documents, (b) we have the requisite power and authority to execute the Transaction Documents and to carry out the transactions contemplated hereby, (c) our execution and performance of the Transaction Documents do not and will not result in any violation of, or conflict with, any term of our charter, bylaws, partnership agreement, operating agreement or regulations, or indenture of trust, as the case may be, or any instrument to which we are a party or by which we are bound or any law or regulation applicable to us, (d) our execution and performance of the Transaction Documents has been duly authorized by all necessary corporate, partnership, or other action, (e) we were not specifically formed to invest in BPI, and (f) the individual who has executed the Transaction Documents on our behalf was duly authorized to do so by all requisite corporate, partnership, or other action and, on request of BPI, we will furnish appropriate evidence of the authority of such individual to act on our behalf.

      2.7 Valid Obligation. This Agreement has been duly executed and delivered me/us or on our behalf and, if and when accepted by BPI, in whole or in part, will constitute my/our legal, valid, and binding obligations, enforceable in accordance with their respective terms (except as limited by principles of equity or bankruptcy, insolvency, or other similar laws affecting enforcement of creditors' rights generally).

      2.8 ERISA Matters. If we are an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"):

            (a) We and our plan fiduciaries are not affiliated with, and are independent of BPI, and are informed of and understand BPI's investment objectives, policies, and strategies.

            (b) We represent that the purchase of the Units will not involve any transaction that is subject to the prohibition of Section 406 of ERISA or in connection with which a penalty could be imposed under Section 502(i) of ERISA or a tax could be imposed pursuant to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code").

            (c) The trustee or other plan fiduciary directing the investment:

                  (i) in making the proposed investment, is aware of and has taken into consideration the diversification requirements of Section 404(a)(1)(C) of ERISA; and

                  (ii) has concluded that the proposed investment in BPI is
            prudent and is consistent with the other applicable fiduciary responsibilities under ERISA.

      (d) This Agreement has been duly executed on our behalf by a duly designated Named Fiduciary (within the meaning of Section 402(a)(2) of ERISA).

            (e) If we are an individual retirement account (IRA) or employee benefit plan not subject to Title I of ERISA, such as a governmental or church plan, the owner of the individual retirement account or other fiduciary directing the investment of the plan has concluded that the proposed investment in the Units is prudent and consistent with its fiduciary responsibilities, if any.

      2.9 Fees and Commissions. No fees or commissions have been paid or are payable by me/us in connection with this Agreement and the issuance of the Units to me/us.

      2.10 Concerning Canadian Securities Law Matters. I/We acknowledge that BPI is relying on one or more exemptions from the requirements to provide me/us with a prospectus and to sell the Units through a person registered to sell securities under the British Columbia Securities Act and Securities Rules and other Canadian securities legislation, and, as a consequence of acquiring the Units pursuant to such exemption and the fact that no prospectus has been or is required to be filed with respect to the Units under the British Columbia Securities Act and other applicable Canadian securities legislation, I/we acknowledge that:

            (a) I/We am restricted from using certain of the civil remedies available under the British Columbia Securities Act and other Canadian securities legislation and certain protections, rights and remedies provided by the British Columbia Securities Act and such other legislation, including statutory rights of rescission or damages, will not be available to me/us;

            (b) I/We may not receive information that might otherwise be required to be provided under the British Columbia Securities Act and such other legislation, and BPI is relieved from certain obligations that would otherwise apply under such legislation;

            (c) there is no government or other insurance covering the Units;

            (d) there are risks associated with the purchase of the Units;

            (e) there are restrictions on my/our ability to resell the Units and it is my/our responsibility to find out what those restrictions are and to comply with them before selling the Units, the Common Stock, Investor Warrants, or Warrant Shares; and

            (f) no securities commission, agency, governmental authority, regulatory body, stock exchange, or other entity has reviewed or passed upon the merits of the Units, the Common Stock, the Investor Warrants, or the Warrant Shares, or made any finding or determination as to the merits for investment in, nor have any such agencies or governmental authorities made any recommendation or endorsement with respect to, the Units;

      2.11 Concerning Compliance with Regulation S. If I/we are resident in a jurisdiction other than the United States or Canada, I/we acknowledge that BPI is relying on the exemption from registration under the Act which is provided by Regulation S, and represent to BPI that:

            (a) no offers to sell the Units were made by any person to me/us while I/we were in the United States;

            (b) I/we were outside the United States at the time of execution and delivery of this Subscription Agreement;

            (c) I/we have no intention to distribute either directly or indirectly any of the Units or their constituent securities in the United States, except in compliance with the Act; and

            (d) My/our affairs are controlled and directed from outside of the United States, the purchase of the Units was not solicited in the United States and no part of the transaction which is the subject of this Subscription Agreement occurred in the United States;

      3. REGISTRATION RIGHTS AGREEMENT; POWER OF ATTORNEY. I/we further agree to be bound by the terms of and hereby execute the Registration Rights Agreement among BPI and the purchasers of the Units (the "Registration Rights Agreement"). By signing below, I/we irrevocably constitute and appoint Sanders Morris Harris Inc., a Texas corporation ("SMH"), as my/our true and lawful agent and attorney-in-fact with full power of substitution and full power and authority in my/our name, place, and stead to execute and deliver the Registration Rights Agreement and to take such actions as may be necessary or appropriate to carry out the terms of the Registration Rights Agreement. The power of attorney hereby granted will be deemed coupled with an interest, will be irrevocable, and will survive and not be affected by my/our subsequent death, incapacity, dissolution, insolvency, or termination or any delivery by me/us of an assignment in whole or in part of my/our Units or their constituent securities. The foregoing power of attorney may be exercised by SMH either by signing separately or jointly as attorney-in-fact for each or all of the subscribers for the Units or by a single signature of SMH acting as attorney-in-fact for all of them. BPI may rely and act upon any writing believed in good faith to be signed by SMH or any authorized representative of SMH, and may assume that all actions of SMH and any authorized representative of SMH have been duly authorized by me/us.

      4. WAIVER, AMENDMENT, BINDING EFFECT. Neither this Agreement nor any provisions hereof shall be modified, changed, discharged, or terminated except by an instrument in writing, signed by the party against whom any waiver, change, discharge, or termination is sought. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors, and assigns.

      5. ASSIGNABILITY. Neither this Agreement nor any right, remedy, obligation, or liability arising hereunder or by reason hereof shall be assignable by BPI or me/us without the prior written consent of the other.

      6. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF TEXAS, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

      7. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by facsimile, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

      8. NOTICES. All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid:

      (a)   If to BPI, to it at the following address:

            BPI Industries Inc.
            Attention:  Keith G. Ebert
            885 West Georgia Street, Suite 1500
            Vancouver, British Columbia V6C 3E8

            (b) If to me/us at the address
            set forth on the signature page hereto;

or at such other address as either party shall have specified by notice in writing to the other.

      9. SURVIVAL. All representations, warranties, and covenants contained in this Agreement shall survive (i) the acceptance of the Subscription by BPI, (ii) changes in the transactions, documents and instruments described in the Memorandum, and (iii) my death or disability.

      10. NOTIFICATION OF CHANGES. I/we hereby covenant and agree to notify BPI upon the occurrence of any event prior to the closing of the purchase of the Units pursuant to this Agreement, which would cause any representation, warranty, or covenant by me/us contained in this Agreement to be false or incorrect.

      11. PURCHASE PAYMENT. The purchase price is being paid herewith by delivery of either cash or check payable to "BPI Industries Inc. Escrow Account." All payments made as provided in this Paragraph 11 shall be deposited as soon as practicable and held in a segregated escrow account until the earlier to occur of (a) the sale of all of the securities in this Offering or (b) the termination of this Offering.

                              BPI INDUSTRIES INC.
                             SUBSCRIPTION AGREEMENT
                                 SIGNATURE PAGE

      IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement on _____________, 2004.

NUMBER OF UNITS SUBSCRIBED FOR:                                  _______________

AMOUNT OF SUBSCRIPTION ($2.50 PER UNIT):                        $_______________

NAME OF SUBSCRIBER(S):

(1) _________________________________________  Signature: ______________________
    (Please print name)

                                                    Date: ______________________
                                                    Name: ______________________
                                                    Title: _____________________

Joint Tenant/Tenant in Common (if applicable):

(2) _________________________________________  Signature: ______________________
    (Please print name)

                                               Date:      ______________________

    ADDRESS (including mailing address, if applicable):
   __________________________________________
   __________________________________________
   __________________________________________

   TAXPAYER I.D. NUMBER OR SOCIAL SECURITY
   NUMBER OF EACH SUBSCRIBER:
                                                          ______________________

TYPE OF OWNERSHIP:

             ___      Individual

             ___      Tenants in common

             ___      Joint tenants with right of survivorship

             ___      Community property (check only if resident of community
                       property state)

             ___      Partnership (1)

             ___      Corporation (2)

             ___      Trust (3)

             ___      Limited Liability Company (4)

             ___      Employee Benefit Plan under ERISA

             ___      Other (please specify:____________________)

_____________

1. Please enclose a copy of the partnership agreement and a current list of all partners.

2. Please enclose a copy of the articles or certificate of incorporation, bylaws, and a resolution authorizing this investment and indicating the authority of the signatory hereto.

3.    Please enclose a copy of the trust instrument.

4. Please enclose a copy of the articles of formation and members' agreement or regulations.

NOTE: All subscribers who are not natural persons must complete and send to SMH Form 1.

                               BPI INDUSTRIES INC.
                           ACCEPTANCE OF SUBSCRIPTION

Agreed and accepted as to $___________________         Dated:___________________

                                 BPI INDUSTRIES INC.

                                 By:_______________________________
                                 Name:_____________________________
                                 Its:______________________________

                                     FORM 1

                          TSX VENTURE EXCHANGE FORM 4C
                       CORPORATE PLACEE REGISTRATION FORM

Where subscribers to a private placement are not individuals, the following information about the placee must be provided. This Form will remain on file with the TSX Venture Exchange (the "Exchange"). The Issuer, trust, portfolio manager or other entity (the "Placee") need only file it on a one time basis, and it will be referenced for all subsequent private placements in which it participates. If any of the information provided in this Form changes, the Placee must notify the Exchange prior to participating in further placements with Exchange listed companies. If as a result of the private placement, the Placee becomes an Insider of the Issuer, Insiders of the Placee are reminded that they must file a Personal Information Form (Form 2A) with the Exchange.

1.    Placee Information:

      (a) Name:_________________________________________________________________

      (b) Complete Address:_____________________________________________________

      (c) Jurisdiction of Issuer or Creation:___________________________________

2.    (a) Is the Placee purchasing securities as a portfolio manager (Yes/No)?

      (b) Is the Placee carrying on business as a portfolio manager outside of Canada (Yes/No)?

3.    If the answer to 2(b) above was "Yes", the undersigned certifies that:

            (a) It is purchasing securities of an Issuer on behalf of managed accounts for which it is making the investment decision to purchase the securities and has full discretion to purchase or sell securities for such accounts without requiring the client's express consent to a transaction;

            (b) it carries on the business of managing the investment portfolios of clients through discretionary authority granted by those clients (a "portfolio manager" business) in [jurisdiction], and it is permitted by law to carry on a portfolio manager business in that jurisdiction;

            (c) it was not created solely or primarily for the purpose of purchasing securities of the Issuer;

            (d) the total asset value of the investment portfolios it manages on behalf of clients is not less than $20,000,000; and

            (e) it has no reasonable grounds to believe, that any of the directors, senior officers and other insiders of the Issuer, and the persons that carry on investor relations activities for the Issuer has a beneficial interest in any of the managed accounts for which it is purchasing

4. If the answer to 2(a). above was "No", please provide the names and addresses of control persons of the Placee:

NAME                 CITY                     PROVINCE OR STATE       COUNTRY
----                 ----                     -----------------       -------
----                 ----                     -----------------       -------
----                 ----                     -----------------       -------

The undersigned acknowledges that it is bound by the provisions of applicable Securities Law, including provisions concerning the filing of insider reports and reports of acquisitions (See for example, sections 87 and 111 of the Securities Act (British Columbia)).

Dated at_________________________________ on the_________ day of________, 2004.

      ___________________________________
      Name of Purchaser - please print

      ___________________________________
      Authorized Signature

      ___________________________________
      Official Capacity - please print

      ___________________________________
      Please print name of individual whose signature appears above

                          THIS IS NOT A PUBLIC DOCUMENT

                               BPI INDUSTRIES INC.

                     PURCHASER REPRESENTATIVE QUESTIONNAIRE

BPI Industries Inc.
c/o Sanders Morris Harris
600 Travis St., Suite 3100
Houston, Texas 77002
Attention: Julie Eicher

Re:    Purchase of Units of BPI Industries Inc.

Ladies and Gentlemen:

      The following information is furnished to you so that you may determine whether the undersigned client ______________________________________, (the
"Purchaser"), together with the undersigned and other purchaser representatives, if any, has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Units of BPI Industries Inc. (the "Company") as required under Securities and Exchange Commission Regulation D ("Regulation D"). I understand that you will rely upon the information contained herein for purposes of such determination, and that the Common Stock will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), and the applicable securities laws of any state or foreign jurisdiction, in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act, and/or Rule 506 of Regulation D) and the applicable securities laws of any state or foreign jurisdiction.

      All information contained herein will be treated confidentially. However, I agree that you may present this Questionnaire to such persons as you deem appropriate if called upon to establish that the proposed offer and sale of the Units is exempt from registration under the Securities Act and the applicable securities laws of any state or foreign jurisdiction.

      I am acting as Purchaser Representative for the Purchaser in connection with the Purchaser's prospective investment in the Company, and, in that connection, I furnish you with the following representations and information:

                  1.    Name (please
                  print):_____________________________________________

                  2.    Age:_________

                  3.    Profession (or Business and Title, if applicable):

                  ______________________________________________________________

                  ______________________________________________________________

                        4.    (a)     Business
                        Address:________________________________________________

                              (b)     Telephone Number:

                        ______________________________________________________

      5. Details of any training or experience in financial, business, or tax matters that qualify me to act in the capacity of Purchaser Representative (include current and prior employment, business or professional education, professional licenses now held, and, if applicable, participating in evaluation of similar investments in the past):

     _______________________________________________________________________

     _______________________________________________________________________

     _______________________________________________________________________

      6. I have not, during the past 10 years, (i) been convicted, indicted, or investigated in connection with any past or present criminal proceeding (excluding traffic violations and other minor offenses); or (ii) been the subject of any order, judgment, or decree of any court of competent jurisdiction permanently or temporarily enjoining the undersigned from acting as an investment adviser, underwriter, broker, or dealer in securities or as an affiliated person, director, or employee of an investment company, bank, savings and loan association or insurance company, or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any security, or been the subject of any order of a federal or state authority barring or suspending for more than 60 days the undersigned's right to be engaged in any such activity, or to be associated with persons engaged in any such activity, which order has not been reversed or suspended.

      7. I am not an Affiliate (as defined in Regulation D), director, officer or other employee of the Company, or a beneficial owner of 10 percent or more of the equity interest in the Company, except as follows: (if none, so state)
______________________________________________________.

      8. I have such knowledge and experience in financial, business, and tax matters so as to be capable, together with the Purchaser, of evaluating the relative merits and risks of an investment in the Company.

      9. There is no material relationship (as defined in Regulation D) between me or my affiliates and the Company or its affiliates which now exists or is mutually understood to be contemplated or which has existed at any time during the previous two years, nor has any compensation been received or will any compensation be received as a result of any such relationship except as follows:
(if none, so state)______________________________________________________.

      10. I agree to advise you promptly of any material changes in the foregoing information that may occur prior to termination of the offering relating to the Company's Units.

                                            Very truly yours,

                                            ____________________________________
                                            (Purchaser Representative)

                                            ____________________________________
                                                          Print Name

Dated:_______________________, 2004

CONFIDENTIAL

                            PURCHASER'S QUESTIONNAIRE

BPI Industries Inc.
c/o Sanders Morris Harris
600 Travis St., Suite 3100
Houston, Texas 77002
Attention: Julie Eicher

      The information contained herein is being furnished to you in order for you to determine whether the undersigned's subscription to purchase Units of BPI Industries Inc. ("BPI" or the "Company") may be accepted by you pursuant to
Section 4(2) of the Securities Act of 1933 (the "Securities Act"), as amended, and Regulation D promulgated thereunder. I understand that (i) the Company will rely upon the information contained herein for purposes of determining the availability of exemptions from the registration requirements of the Securities Act, and (ii) the issuance of the Units will not be registered under the Securities Act in reliance upon such exemptions.

      All information furnished is for the sole use of the Company and will be held in confidence by you, except that this Questionnaire may be furnished to such parties as the Company's counsel (or counsel for Sanders Morris Harris Inc. (the "Placement Agent")) deems necessary or desirable to establish compliance with federal or state securities laws.

      In accordance with the foregoing, the undersigned makes the following representations and warranties:

      1. (This item is presented in alternative form. Please initial, in the space provided, the alternative you select.)

   ___________________  ALTERNATIVE ONE: I have such knowledge and experience in financial and business matters so as to be capable of evaluating the relative merits and risks of an investment in the Units. I am not utilizing a representative(s) ("Purchaser Representative") in connection with evaluating such merits and risks. I offer as evidence of my knowledge and experience in these matters the information requested below by this Purchaser's Questionnaire.

   ___________________  ALTERNATIVE TWO*: I will use a Purchaser Representative acceptable to you in connection with evaluating a potential investment in the Units. I acknowledge that the following person(s) will be acting as Purchaser Representative(s) in connection with evaluating the merits and risks of an investment in the Units.

                   __________________________________________
                   __________________________________________
                            Purchaser Representatives

The above-named Purchaser Representative(s) has (have) furnished me a completed Purchaser Representative Questionnaire, a copy of which is delivered to you herewith. I and the above named Purchaser Representative(s) together have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of an investment in the Units.

      (*IF YOU HAVE INITIALED ALTERNATIVE TWO, A COMPLETED AND SIGNED PURCHASER REPRESENTATIVE QUESTIONNAIRE MUST ACCOMPANY THIS PURCHASER'S QUESTIONNAIRE. A PURCHASER REPRESENTATIVE QUESTIONNAIRE IS AVAILABLE FROM THE PLACEMENT AGENT UPON REQUEST.)

2. Except as indicated below, any purchase of the Units will be solely for the account of the undersigned, and not for the account of any other person or with a view to any resale, division or distribution thereof.

      NO EXCEPTIONS (Cross out if exceptions and give details. Attached additional pages if necessary)

                                  No Exceptions
_______________________________________________________________________________

PART ONE: INFORMATION REQUIRED OF EACH PROSPECTIVE PURCHASER:

   1. Name:             ________________________________________________________
                        (Investors exact name, as it should appear in the records of BPI.)

      Address:          ________________________________________________________

                        ________________________________________________________

                        ________________________________________________________

      Telephone number: __________________________ FAX: ________________________

      Social Security or Taxpayer ID number:            ________________________

   2. Name and title of person completing this Questionnaire:

      __________________________________________________________________________

   3. Describe any pre-existing business or personal relationship between yourself and any director or officer of BPI or the Placement Agent.
      __________________________________________________________________________

PART TWO: TO BE COMPLETED ONLY BY PROSPECTIVE PURCHASERS WHO ARE NATURAL PERSONS

4.    Check one of the following representations (a) or (b), IF APPLICABLE:

      _________________ (a)   My individual net worth, or joint net worth
                              with my spouse, exceeds $1,000,000

      _________________ (b)   My individual income (without my spouse) was in
                              excess of $200,000 in each of the two most recent years or joint income with my spouse was in excess of $300,000 in each of those years, and I reasonably expect an income reaching the same income level in the current year. For purposes of this Investor Questionnaire, individual income means adjusted gross income, as reported for federal income tax purposes, less any income attributable to a spouse or to property owned by a spouse, increased by the following amounts (but not including any amounts attributable to a spouse or to property owned by a spouse): (i) the amount of any tax exempt interest income received, (ii) the amount of losses claimed as a limited partner in a limited partnership, (iii) any deduction claimed for depletion, (iv) deductions for alimony paid, (v) amounts contributed to an IRA or Keogh retirement plan, and (vi) any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of Section 1202 of the Internal Revenue Code.

      _________________ (c)   A director or executive officer of BPI.

5.    Please describe your educational background:

      __________________________________________________________________________

      __________________________________________________________________________

6. Professional licenses or registrations, including bar admissions, accounting certification, real estate brokerage licenses, and SEC or state broker-dealer registrations, if any:

      __________________________________________________________________________

      __________________________________________________________________________

7. Prior employment, positions or occupations during the past five years (and the inclusive dates of each) are as follows:

      Employment or Occupation:  _______________________________________________
      Nature of Responsibility:  _______________________________________________
      From - To:                 _______________________________________________

8. I have previously purchased securities that were sold in reliance upon the private offering exemption from registration under the Securities Act of 1933, as amended:

         Yes _________                                        No _________

9.    Please specify your investment objectives:

        _________ Income             Other, please state: ______________________
        _________ Appreciation                            ______________________

10. Describe what type of prior investments you have participated in and the amounts involved:

      Nature of Investment:     ________________________________________________

      Amount Invested:          ________________________________________________

PART THREE: TO BE COMPLETED BY ALL PROSPECTIVE PURCHASERS WHO ARE NOT NATURAL PERSONS.

1.    Name of entity:           ________________________________________________

2.    Type of organization (partnership, corporation, etc.): ___________________

3.    Date and place of organization: __________________________________________

4.    The undersigned is:

            (a) (__) a bank as defined in Section 3(a)(2) of the Securities Act of 1933 (" 1933 Act"), or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the 1933 Act;

            (__) a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934;

            (__) an insurance company as defined in Section 2(13) of the 1933
            Act;

            (__) an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; or

            (__) a Small Business Investment Company licensed by the U. S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

            (b) (__) an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is a bank, an insurance company, a savings and loan association, or a registered investment advisor;

            (__) an employee benefit plan with total assets in excess of $5,000,000; or

            (__) an employee benefit plan that is a self-directed plan (such as a self-directed individual retirement account (IRA), Keough or SEP plan) with investment decisions made solely by persons that are accredited investors;

            (c) (__) a private business development company as defined in
            Section 202(a)(22) of the Investment Advisers Act of 1940;

            (d) (__) a corporation, partnership, limited liability company, Massachusetts or similar business trust, or an organization described in Section 501(c)(3) of the Internal Revenue Code, not formed for the specific purpose of acquiring the securities offered with total assets in excess of $5,000,000;

      (e) (__) a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in the rules and regulations of the 1933 Act;

            (f) (__) an entity (not including any trust) in which all of the equity owners are Accredited Investors as defined in Rule 501(a) of Regulation D. NOTE: EACH EQUITY OWNER MUST SUBMIT AN INDIVIDUAL PURCHASER QUESTIONNAIRE.

            (1)   List all equity owners of the entity:

                  ________________________________________________
                  ________________________________________________

            (2)   Type of entity: ________________________________

                        (3) Attach a copy of the entity's: Articles of
                  Incorporation and Directors' Resolution authorizing the investment; or Partnership or Trust Agreement, if any.

REPRESENTATIONS AND WARRANTIES OF EACH PROSPECTIVE PURCHASER:

      The undersigned understands that the Company will be relying on the accuracy and completeness of the responses to the foregoing questions and represents and warrants to the Company as follows:

            (i) The answers to the above questions are complete and correct and may be relied upon by the Company in determining whether the undersigned meets the investor suitability requirements set forth in the Memorandum, and whether the offering in which the undersigned proposes to participate is exempt from registration under the 1933 Act and the rules promulgated thereunder, and Canadian securities legislation;

            (ii) The undersigned will notify the Company immediately of any material change in any statement made herein occurring prior to the completion of the Offering; and

            (iii) The undersigned has adequate means of providing for the undersigned's current needs and personal contingencies, has no need for liquidity in its investment in the Units, and is able to bear the economic risk of an investment in the Units of the size contemplated. In making this statement the undersigned at the present time could afford a complete loss of such investment.

      IN WITNESS WHEREOF, I have executed this Purchaser Questionnaire this ___ day of ________________ 2004.

INDIVIDUALS:

                                                       ENTITIES:

_________________________________________       ________________________________
Print Name(s)                                   Print Name of Subscriber

_________________________________________       ________________________________
Signature                                       Authorized Signature

_________________________________________       ________________________________
Signature (if Joint Tenants or Tenants          Print Name of Signatory and
in Common)                                      capacity in which signed)